UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_____________________

Date of Report (Date of earliest event reported) April 18, 2017

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-6311 (Commission File Number)	72-0487776 (IRS Employer Identification No.)

601 Poydras Street, Suite 1500 New Orleans, Louisiana (Address of principal executive offices)	70130 (Zip Code)

(504) 568-1010

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)On April 18, 2017, the New York Stock Exchange (“NYSE”) notified Tidewater Inc. (the “Company”) that the 30-trading-day average closing price of the Company’s common stock had fallen below $1.00 per share, the minimum average share price required for continued listing of the Company’s common stock on the NYSE under Rule 802.01C of the NYSE Listed Company Manual.

Under NYSE rules, the Company has 10 business days from its receipt of the notification to inform the NYSE of its intent to cure the share price deficiency in order to return to compliance with this continued listing standard.

In order to return to compliance with this continued listing standard, the ending and 30-trading-day average share price of the Company’s common stock must equal or exceed $1.00 on October 18, 2017 (six months from the Company’s receipt of the notification, unless extended) or on the last trading day of any month prior to that date.  No later than May 2, 2017, the Company will notify the NYSE of its intent to cure the share price deficiency and regain compliance with this continued listing standard.

On April 19, 2017, as required by NYSE rules, the Company issued a press release announcing that it had received the notification of non-compliance.  A copy of this press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.Financial Statements and Exhibits.

(d)The exhibit to this current report on Form 8-K is listed in the Exhibit Index, which appears at the end of this report and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

By:	/s/ Joseph M. Bennett
Joseph M. Bennett
Executive Vice President and Chief Investor Relations Officer

Date:  April 20, 2017

EXHIBIT INDEX

Exhibit No.

99.1	Press Release issued by Tidewater Inc. on April 19, 2017, entitled “Tidewater Receives Continued Listing Standards Notice from the New York Stock Exchange.”

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